Registration Nos. 333-113762

333-133459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENTS UNDER THE

SECURITIES ACT OF 1933

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4430020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11480 Commerce Park Drive, Suite 600 Reston, VA	20191
(Address of Principal Executive Offices)	(Zip Code)

2001 Founders’ Stock Option Plan

2004 Long-Term Incentive Plan

(Full title of plan)

James T. McLaughlin, Esq.

Executive Vice President, General Counsel and Secretary

TNS, Inc.

11480 Commerce Park Drive, Suite 600

Reston, VA  20191

703-453-8429

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

TNS, Inc. is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 in connection with the following Form S-8 Registration Statements: Registration No. 333-113762 and Registration No. 333-133459 (the “Registration Statements”).  This Post-Effective Amendment No. 1 to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these registration statements to be signed on its behalf in reliance on Rule 478 under the Securities Act of 1933 by the undersigned, thereunto duly authorized, in the county of Fairfax, state of Virginia, on this 15th day of February 2013.

TNS, INC. (Registrant)

By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr. Chief Executive Officer